Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 2, 2018, in the Registration Statement (Form S-1) and related Prospectus of Phunware, Inc. for the registration of of its common stock and warrants.

/s/ Ernst & Young LLP

Austin, Texas

February 5, 2019